EXHIBIT 5

                          NON-COMPETITION AGREEMENT

                    NON-COMPETITION AGREEMENT (this "Agreement"), dated as of October 16, 1995, between PhoneTel Technologies, Inc., an Ohio corporation ("PhoneTel"), PhoneTel II, Inc., and Ohio corporation and wholly owned subsidiary of PhoneTel ("Sub"), and James R. Martin ("Martin").

                             W I T N E S S E T H:

                    WHEREAS, Martin has heretofore served as Executive Vice President and CFO of Public Telephone
          Corporation, an Indiana Corporation ("Public");

                    WHEREAS, PhoneTel, Sub and Public have entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of the date hereof, pursuant to which, at the "Closing Date" (as such term is defined in the Merger Agreement), Sub will be merged with and into Public;

                    WHEREAS, Public and PhoneTel are in the
          business of owning, leasing, operating and maintaining pay telephones;

                    WHEREAS, PhoneTel recognizes that Martin possesses trade secrets and confidential business information relating to Public as well as knowledge and experience relating to the pay telephone industry and desires to prevent Martin from (1) competing with the business operated by PhoneTel (or any subsidiary thereof) or (2) soliciting the former, current or future customers or employees of Public or PhoneTel (or any subsidiary thereof);

                    WHEREAS, in connection with the transactions contemplated in the Merger Agreement, Martin will receive shares of PhoneTel common stock, $.01 par value
          ("PhoneTel Common Stock"), in exchange for his shares of Public common stock, no par value ("Public Common
          Stock"); and

                    WHEREAS, Martin is agreeable to restrictions on his ability to compete against and solicit from PhoneTel in accordance with the terms of this Agreement.

                    NOW, THEREFORE, in consideration of the
          execution, delivery and performance of the Merger
          Agreement, and mutual premises and covenants herein and therein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, PhoneTel and Martin hereby agree as follows:

                    1.   Term.  The term of this agreement shall
          commence at the Closing Date and continue for a period of five (5) years thereafter (the "Term").

                    2. Non-Competition. (a) For a period of two years commencing at the Closing Date, Martin shall not, without the prior written consent of PhoneTel, directly or indirectly, own, operate, manage, be employed by, be an agent of, act as a consultant for, advise, financially support, lease property to or from, have a proprietary interest in or support in any other way, any enterprise or business which sells, leases, maintains, owns or operates pay telephones in any part of the United States of America in which PhoneTel is conducting or will conduct its pay telephone business. Martin acknowledges that the business of PhoneTel will be conducted on a national basis and agrees that such geographic scope is reasonable.

                         (b)  Notwithstanding any provision to the
          contrary contained herein, Martin shall not be prohibited from (i) leasing, owning or operating pay telephones on real property of which he is the sole owner or which is owned by any corporation of which Martin or his spouse collectively own at least 51% of the outstanding shares,
          (ii) owning less than 2% of the outstanding equity securities of any publicly-held corporation or (iii) being employed by or participating on pay telephone industry commissions and associations, including, but not limited to, Michigan Public Telecommunication Association, Illinois Public Telecommunication Association and IPTA, L.L.C.

                    3.   Non-Solicitation.  Martin agrees that,
          during the Term of this agreement, he will not, directly or indirectly, (i) solicit, entice or persuade, or attempt to solicit, entice or persuade, any employee of PhoneTel or its affiliates, or any client then under contract with PhoneTel or any of its affiliates to terminate his employment by or contractual relationship with PhoneTel or its affiliates or to become employed by or to enter into contractual relations with a competitor of PhoneTel or its affiliates or (ii) persuade or attempt to persuade customers, potential customers, suppliers or potential suppliers of PhoneTel and its affiliates to divert their business to any other entity or individual.

                    4. Confidentiality. Martin acknowledges that Public and PhoneTel would be irreparably damaged if confidential information about Public were disclosed to or utilized on behalf of any person, firm, corporation or other business organization which is in competition in any respect with Public or PhoneTel. Martin covenants and agrees that he will not at any time, and will cause his agents, affiliates and associates not to at any time, without the prior written consent of PhoneTel, disclose any such confidential information, except to employees and authorized representatives of PhoneTel.

                    5. Compensation; Taxes. In consideration for the agreements of Martin contained herein, PhoneTel agrees to pay Martin a total of $129,239.50, $27,500 of which shall be payable in cash upon the Closing (as defined in the Merger Agreement) and the other $101,739.50 of which shall be payable in the form of a note (the "Note"), the terms of which shall govern the payment of such amount. A copy of the Note is attached hereto as Exhibit 1. In addition, and in further consideration for the agreements of Martin contained herein, PhoneTel agrees to pay Martin 205,000 shares of PhoneTel Common Stock, payable six months from the date hereof.

                    Martin hereby acknowledges that by virtue of this Agreement he is not and will not become an employee of PhoneTel. Martin further acknowledges his separate responsibility for all federal and state withholding taxes, Federal Insurance Contribution Act taxes and workers' compensation and unemployment compensation taxes, if applicable, and agrees to indemnify and hold the Company harmless from any claim or liability therefor.

                    6. Necessity. Martin acknowledges that due to the uniqueness of his skills and abilities and the uniqueness of the trade secrets, confidential business lists, customer requirements and preferences, records and information he possesses, the covenants set forth herein are reasonable and necessary for the protection of PhoneTel. Martin further acknowledges that enforcement of the covenants herein will not deprive him of his ability to earn a livelihood.

                    7. Specific Performance. Martin acknowledges that the rights and privileges granted to PhoneTel herein are of a special and unique character, which gives them a peculiar value, the loss of which may not be reasonably or adequately compensated for by damages in an action at law, and that a breach by Martin of this Agreement will cause PhoneTel irreparable injury and damage. Accordingly, Martin hereby agrees that PhoneTel shall be entitled to remedies of injunction, specific performance or other equitable relief, to prevent or cure a breach of this Agreement. This provision shall not be construed as a waiver of any other rights or remedies PhoneTel may have for damages or otherwise.

                    8.   Partial Invalidity.  The parties have
          entered into this Agreement in good faith and for the reasons set forth in the recitals hereto and assume and intend that this Agreement is legally binding. If, for any reason, this Agreement is not binding because of its geographical scope or because of its term, then the parties agree that this Agreement shall be deemed effective for the widest geographical area and/or the longest period of time as may be legally enforceable, it being understood that the compensation payable hereunder is for the full Term and geographic area stated herein, and for all the covenants of Martin. Any provision of this Agreement which is determined to be invalid or unenforceable shall be ineffective only to the extent of such invalidity or unenforceability without affecting the validity or enforceability of any other provisions hereof. The provisions of this Section 8 shall not be construed as a waiver of any other rights or remedies PhoneTel may have for damages or otherwise.

                    9.   Binding Effect; Modifications.  This
          Agreement shall be binding upon and shall inure to the benefit of the personal representatives, executors, administrators, successors and assigns of the parties to this Agreement. This Agreement contains the entire agreement of the parties and supersedes any and all prior written agreements between the parties, and all prior and contemporaneous oral statements with respect to the transactions contemplated hereby. This Agreement may not be changed or terminated orally, but may only be changed by an agreement in writing signed by each of the parties hereto.

                    10. Section Captions; Counterparts. Section and other captions contained in this Agreement are for reference purposes only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof. This Agreement may be executed in counterparts, each of which, when so executed, shall be deemed to be an original, and such counterparts shall, together, constitute and be one and the same instrument.

                    11.  Governing Law.  This Agreement shall be
          governed by and construed under the laws of the State of New York, applied without giving effect to any conflict of laws principles.

                    12.  No Rule of Construction.  The parties
          acknowledge and agree that no rule of construction shall apply to this Agreement which construes any language, whether ambiguous, unclear or otherwise, in favor of or against any party by reason of that party's role in drafting this Agreement.

                    13.  Notices.  For the purposes of this
          Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

                    If to PhoneTel or PhoneTel II:

                         PhoneTel Technologies, Inc.
                         650 Statler Office Tower
                         1127 Euclid Avenue
                         Cleveland, Ohio 44115
                         Attention:  President
                         Telephone:  (216) 241-2555

                    If to Martin:

                         James R. Martin
                         1808 North Wells, Apt. #3
                         Chicago, Illinois 60614
                         Telephone:  (312) 642-0691

          or to such other address as each party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

                    IN WITNESS WHEREOF, the undersigned parties have hereunto set their hands as of the day and year first above written.

                                   PHONETEL TECHNOLOGIES, INC.

                                   By:
                                   Name:
                                   Title:

                                   PHONETEL II, INC.

                                   By:  ___________________________
                                   Name:
                                   Title:

                                   _______________________________
                                   JAMES MARTIN






                          NON-COMPETITION AGREEMENT

                    NON-COMPETITION AGREEMENT (this "Agreement"), dated as of October 16, 1995, between PhoneTel Technologies, Inc., an Ohio corporation ("PhoneTel"), PhoneTel II, Inc., and Ohio corporation and wholly owned subsidiary of PhoneTel ("Sub"), and Thomas J. Martin ("Martin").

                             W I T N E S S E T H:

                    WHEREAS, Martin has heretofore served as President, Chairman and CEO of Public Telephone
          Corporation, an Indiana Corporation ("Public");

                    WHEREAS, PhoneTel, Sub and Public have entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of the date hereof, pursuant to which, at the "Closing Date" (as such term is defined in the Merger Agreement), Sub will be merged with and into Public;

                    WHEREAS, Public and PhoneTel are in the
          business of owning, leasing, operating and maintaining pay telephones;

                    WHEREAS, PhoneTel recognizes that Martin possesses trade secrets and confidential business information relating to Public as well as knowledge and experience relating to the pay telephone industry and desires to prevent Martin from (1) competing with the business operated by PhoneTel (or any subsidiary thereof) or (2) soliciting the former, current or future customers or employees of Public or PhoneTel (or any subsidiary thereof);

                    WHEREAS, in connection with the transactions contemplated in the Merger Agreement, Martin will receive shares of PhoneTel common stock, $.01 par value
          ("PhoneTel Common Stock"), in exchange for his shares of Public common stock, no par value ("Public Common
          Stock"); and

                    WHEREAS, Martin is agreeable to restrictions on his ability to compete against and solicit from PhoneTel in accordance with the terms of this Agreement.

                    NOW, THEREFORE, in consideration of the
          execution, delivery and performance of the Merger
          Agreement, and mutual premises and covenants herein and therein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, PhoneTel and Martin hereby agree as follows:

                    1.   Term.  The term of this agreement shall
          commence at the Closing Date and continue for a period of five (5) years thereafter (the "Term").

                    2. Non-Competition. (a) For a period of two years commencing at the Closing Date, Martin shall not, without the prior written consent of PhoneTel, directly or indirectly, own, operate, manage, be employed by, be an agent of, act as a consultant for, advise, financially support, lease property to or from, have a proprietary interest in or support in any other way, any enterprise or business which sells, leases, maintains, owns or operates pay telephones in any part of the United States of America in which PhoneTel is conducting or will conduct its pay telephone business. Martin acknowledges that the business of PhoneTel will be conducted on a national basis and agrees that such geographic scope is reasonable.

                         (b)  Notwithstanding any provision to the
          contrary contained herein, Martin shall not be prohibited from owning less than 2% of the outstanding equity securities of any publicly-held corporation.

                    3.   Non-Solicitation.  Martin agrees that,
          during the Term of this agreement, he will not, directly or indirectly, (i) solicit, entice or persuade, or attempt to solicit, entice or persuade, any employee of PhoneTel or its affiliates, or any client then under contract with PhoneTel or any of its affiliates to terminate his employment by or contractual relationship with PhoneTel or its affiliates or to become employed by or to enter into contractual relations with a competitor of PhoneTel or its affiliates or (ii) persuade or attempt to persuade customers, potential customers, suppliers or potential suppliers of PhoneTel and its affiliates to divert their business to any other entity or individual.

                    4. Confidentiality. Martin acknowledges that Public and PhoneTel would be irreparably damaged if confidential information about Public were disclosed to or utilized on behalf of any person, firm, corporation or other business organization which is in competition in any respect with Public or PhoneTel. Martin covenants and agrees that he will not at any time, and will cause his agents, affiliates and associates not to at any time, without the prior written consent of PhoneTel, disclose any such confidential information, except to employees and authorized representatives of PhoneTel.

                    5. Compensation; Taxes. In consideration for the agreements of Martin contained herein, PhoneTel agrees to pay Martin a total of $129,239.50, $27,500 of which shall be payable in cash upon the Closing (as defined in the Merger Agreement) and the other $101,739.50 of which shall be payable in the form of a note (the "Note"), the terms of which shall govern the payment of such amount. A copy of the Note is attached hereto as Exhibit 1. In addition, and in further consideration for the agreements of Martin contained herein, PhoneTel agrees to pay Martin 275,000 shares of PhoneTel Common Stock, payable six months from the date hereof.

                    Martin hereby acknowledges that by virtue of this Agreement he is not and will not become an employee of PhoneTel. Martin further acknowledges his separate responsibility for all federal and state withholding taxes, Federal Insurance Contribution Act taxes and workers' compensation and unemployment compensation taxes, if applicable, and agrees to indemnify and hold the Company harmless from any claim or liability therefor.

                    6. Necessity. Martin acknowledges that due to the uniqueness of his skills and abilities and the uniqueness of the trade secrets, confidential business lists, customer requirements and preferences, records and information he possesses, the covenants set forth herein are reasonable and necessary for the protection of PhoneTel. Martin further acknowledges that enforcement of the covenants herein will not deprive him of his ability to earn a livelihood.

                    7. Specific Performance. Martin acknowledges that the rights and privileges granted to PhoneTel herein are of a special and unique character, which gives them a peculiar value, the loss of which may not be reasonably or adequately compensated for by damages in an action at law, and that a breach by Martin of this Agreement will cause PhoneTel irreparable injury and damage. Accordingly, Martin hereby agrees that PhoneTel shall be entitled to remedies of injunction, specific performance or other equitable relief, to prevent or cure a breach of this Agreement. This provision shall not be construed as a waiver of any other rights or remedies PhoneTel may have for damages or otherwise.

                    8.   Partial Invalidity.  The parties have
          entered into this Agreement in good faith and for the reasons set forth in the recitals hereto and assume and intend that this Agreement is legally binding. If, for any reason, this Agreement is not binding because of its geographical scope or because of its term, then the parties agree that this Agreement shall be deemed effective for the widest geographical area and/or the longest period of time as may be legally enforceable, it being understood that the compensation payable hereunder is for the full Term and geographic area stated herein, and for all the covenants of Martin. Any provision of this Agreement which is determined to be invalid or unenforceable shall be ineffective only to the extent of such invalidity or unenforceability without affecting the validity or enforceability of any other provisions hereof. The provisions of this Section 8 shall not be construed as a waiver of any other rights or remedies PhoneTel may have for damages or otherwise.

                    9.   Binding Effect; Modifications.  This
          Agreement shall be binding upon and shall inure to the benefit of the personal representatives, executors, administrators, successors and assigns of the parties to this Agreement. This Agreement contains the entire agreement of the parties and supersedes any and all prior written agreements between the parties, and all prior and contemporaneous oral statements with respect to the transactions contemplated hereby. This Agreement may not be changed or terminated orally, but may only be changed by an agreement in writing signed by each of the parties hereto.

                    10. Section Captions; Counterparts. Section and other captions contained in this Agreement are for reference purposes only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof. This Agreement may be executed in counterparts, each of which, when so executed, shall be deemed to be an original, and such counterparts shall, together, constitute and be one and the same instrument.

                    11.  Governing Law.  This Agreement shall be
          governed by and construed under the laws of the State of New York, applied without giving effect to any conflict of laws principles.

                    12.  No Rule of Construction.  The parties
          acknowledge and agree that no rule of construction shall apply to this Agreement which construes any language, whether ambiguous, unclear or otherwise, in favor of or against any party by reason of that party's role in drafting this Agreement.

                    13.  Notices.  For the purposes of this
          Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

                    If to PhoneTel or PhoneTel II:

                         PhoneTel Technologies, Inc.
                         650 Statler Office Tower
                         1127 Euclid Avenue
                         Cleveland, Ohio 44115
                         Attention:  President
                         Telephone:  (216) 241-2555

                    If to Martin:

                         Thomas J. Martin
                         6752 Covington Creek Trail
                         Fort Wayne, Indiana 46804
                         Telephone:  (219) 432-2455

          or to such other address as each party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

                    IN WITNESS WHEREOF, the undersigned parties have hereunto set their hands as of the day and year first above written.

                                   PHONETEL TECHNOLOGIES, INC.

                                   By:
                                   Name:
                                   Title:

                                   PHONETEL II, INC.

                                   By:  ___________________________
                                   Name:
                                   Title:

                                   _______________________________
                                   THOMAS MARTIN